EXHIBIT 10.5

LEASE AGREEMENT – MOBILE HOME TRACTS, LLL

C/O STAFFORD PROPERTIES, INC. AND COLONY BANK WORTH

LEASE

FACE PAGE

LEASE DATE:	as of the 15th day of January, 2004

LANDLORD:	Mobile Home Tracts, LLC c/o Stafford Properties, Inc., or its assigns

LANDLORD’S ADDRESS:	80 West Wieuca Road, NE Suite 302 Atlanta, Georgia 30342

TENANT:	Colony Bank Worth

TENANT’S ADDRESS:	601 North Main Street Sylvester, Georgia 31791

TENANT’S CONTACT PERSON:	Walter Patten

TENANT PHONE NUMBER:	Work: 229-776-7641

Branch:

CENTER:	Village Center

DEMISED PREMISES:	Store No: 11

Address: Intersection of Highway 82 and Hunt Road in Tifton, Georgia 31794, site plan shown as Exhibit “A”

	Store Width: 35	Store Depth: 80

Approximate Store Size: 2,800 square feet

PERMITTED USE:	Bank Branch site

NAME TO BE USED BY TENANT:	Colony Bank

LEASE TERM:	Ten (10) years

OPTION TERM:	Two (2) Five (5) year options

LEASE BEGINS:	Upon execution of the Lease Agreement

RENT BEGINS:	Upon opening or sixty (60) days following receipt of turnover of premises, whichever is earlier

ADD-ONS BEGINS:	Upon opening or sixty (60) days following receipt of turnover of premises, whichever is earlier

LEASE ENDS:	Ten (10) years from Rent Commencement Date

MONTHLY RENT:	SEE EXHIBIT “G”

SECURITY DEPOSIT:	U.S. N/A

ESTIMATED ADDITIONAL RENTAL CHARGES:

1.	Common Area and Operating Cost:

	Per Sq. Ft. .55 ;	Per Month:	$128.33	;	Per Year:	$1,540.00

2.	Real Estate Taxes:

	Per Sq. Ft. .55 ;	Per Month:	$128.33	;	Per Year:	$1,540.00

3.	Insurance:

	Per Sq. Ft. .20 ;	Per Month:	$46.67	;	Per Year:	$560.00

GUARANTOR(S) N/A

This is a legally binding document. Please read it thoroughly before you sign; the items contained on this FACE PAGE relate to various contents of the Lease. There are no agreements between the parties unless contained in writing in this Lease.

STANDARD SHOPPING CENTER LEASE

NOTE:	See Face Page for the definitions of certain terms used in this Lease, which Face Page and terms are incorporated herein by reference.

THIS AGREEMENT OF LEASE (hereinafter referred to as the “Lease”) is made as of the Lease Date (as defined on the Face Page) by and between Landlord (as defined on the Face Page) and Tenant (as defined on the Face Page).

WITNESSETH

In consideration of the obligations of Tenant to pay rent and in consideration of the terms, covenants and conditions hereof to be observed and performed, Landlord hereby leases to Tenant and Tenant takes from Landlord, the Premises (as defined on the Face Page), TO HAVE AND TO HOLD for the term, at the rental, and subject to and upon all of the terms and conditions hereinafter set forth.

1.	PREMISES.

The Premises, which Tenant hereby leases in the Center (as defined on the Face Page) consists of a storeroom which is deemed to have the size and square footage as set forth on the Face Page. The location of the Premises is outlined in red on the Center site plan which is attached hereto as EXHIBIT “A”. The Center includes the real estate, the building, and improvements shown on the site plan whether now or hereafter constructed, or owned by Landlord or others and all alterations and additions thereto and all other buildings and improvements now or hereafter on the Premises. The “Common Area” shall mean all portions of the Center that are intended for use in common by all tenants and their employees and customers including, without limitation, the parking lot and pedestrian walkways shown on EXHIBIT “A”.

2.	RENT COMMENCEMENT DATE.

The “Rent Commencement Date” shall be the earliest to occur of (a) the date which is sixty (60) days following receipt of turnover of the premises or (b) the date on which Tenant shall open for business. Tenant shall promptly upon Landlord’s request execute the statement shown on EXHIBIT “B” confirming the Rent Commencement Date.

3.	LEASE TERM OR TERM.

The “Lease Term” or “Term” of this Lease shall be the period of time commencing with the date of this Lease and terminating Ten (10) years after the Rent Commencement Date, unless such termination date is other than the last day of a calendar month, in which event the Lease Term shall be deemed to be extended and the Lease shall terminate on the last day of the calendar month in which such date occurs.

4.	SECURITY.

As security for prompt, faithful, full and complete performance by Tenant of all the agreements, terms and condition to be performed by Tenant hereunder throughout the full Term stated herein, as may be extended, Tenant shall pay to Landlord immediately upon execution of this Lease the Security Deposit (as defined on the Face Page). If Tenant is not in default hereunder, then the Security Deposit will be returned to Tenant, without interest, within sixty (60) days after the expiration of the full Term stated herein, as may be extended, and the Tenant has completely vacated the Premises, less deduction for all sums due from Tenant to Landlord and the reasonable cost to repair any damages to the Premises or the Center resulting from Tenant’s failure to comply with any of the provisions of this Lease. Tenant agrees that the Security Deposit is not an advance payment of rent and is not a measure of Landlord’s damages in the event of Tenant’s default. Upon any default of Tenant hereunder, Landlord shall be entitled, from time to time, without obligation to do so and without prejudice to any other remedy of Landlord, to deduct from the Security Deposit to pay any sum due hereunder or to perform or obtain performance of Tenant’s obligations hereunder. Immediately following such deduction, Tenant shall pay to Landlord the sum deducted from the Security Deposit plus all other sums due. Deduction of sums from the Security Deposit shall not cure any default existing hereunder and such default shall continue unless the sum deducted and all other sums due are paid to Landlord within the time required hereunder. Landlord shall be entitled to commingle such funds with other funds of Landlord. Landlord shall have no duty to account for the Security Deposit prior to return of the Security Deposit as provided herein. If Landlord conveys the Center or the Premises then Landlord shall be released from all liability for the return of the Security Deposit after Landlord transfers the balance, if any, of Tenant’s Security Deposit to the successor in title to the Center or the Premises. Tenant shall not assign any interest in the Security Deposit or grant any security interest in the Security Deposit.

5.	ACCEPTANCE OF THE PREMISES.

Tenant shall accept the Premises as ready for occupancy when completed by the Landlord in accordance with the “Landlord’s Work” as described in EXHIBIT “C”.

Tenant shall deliver to Landlord, for Landlord’s prior written approval, such plans and specifications in such detail as Landlord may request concerning all construction, installations and improvements to be performed in the Premises by Tenant. The term “Tenant’s Work” shall include all such plans and specifications and the requirements described in EXHIBIT “C” as work to be performed by Tenant or its agents.

Upon Landlord’s notice to Tenant that the Premises are ready for occupancy, Tenant shall proceed with due diligence to perform the Tenant’s Work. By commencing the Tenant’s Work in the Premises, Tenant shall be deemed to have accepted the Premises as fully complying with the Landlord’s Work and all of the Landlord’s covenants and obligations with respect to construction of the Center and the delivery of the Premises to the Tenant as ready for occupancy.

6.	USE OF PREMISES.

Tenant shall not use or permit any vending machines in the Premises without the prior written consent of Landlord. Tenant shall operate the business in the Premises in accordance with good standards of store operation to (a) maintain a retail business operation consistent with the other stores in the Center; (b) produce the maximum amount of gross sales from the Premises; and (c) keep the Premises properly equipped and stocked with satisfactory fixtures, inventory and merchandise and employ adequate sales personnel for the sale of such inventory and merchandise. Tenant shall continuously remain open to the public and use and operate the entire Premises only for the Permitted Use (as defined on the Face Page) and for no other purposes throughout the entire Term and any extensions thereof. Tenant shall use Tenant’s trade name set forth on page one (1) hereof in the transaction of business in the Premises at all times Tenant shall not sell, display or solicit sales in the Common Area without Landlord’s prior written consent which may be conditioned upon the payment of additional rent. Tenant shall not sell or remove from the Premises any inventory or goods except in the ordinary course of business. The Tenant agrees that it shall (a) use and occupy the Premises and appurtenances in a careful, safe and proper manner; (b) at its expense, comply with the directions of all government officials and officers as to the use and maintenance thereof; (c) not allow the Premises to be used for any purpose or in any way that will increase the rate of insurance on the Premises and the Center and not for any purpose other than hereinbefore specified; (d) not bring nor permit to be brought into or on the Premises or Center any substance that will increase the hazard of fire or casualty in or on the Premises or in the Center; (e) not permit the Premises to be used for any unlawful purpose nor in any way to insure the reputation of the Center or create a nuisance or bring about trespass thereon; and (f) not permit the Premises or any portion thereof to be vacant or unoccupied at any time.

7.	RENT.

Rental and other charges to be paid by Tenant shall accrue commencing on the Rent Commencement Date and shall be due and payable at the Landlord’s Address (as defined on the Face Page) on the dates and at the times set forth herein throughout the Term. Landlord may by notice to Tenant change the Landlord’s address Tenant’s obligation to pay all rentals and other charges hereunder is a separate and independent covenant and Tenant shall have no right of deduction, set-off or abatement whatsoever. Tenant acknowledges that the amounts due hereunder for rentals and other charges are subject to being increased from time to time as provided for herein. As a matter of information only, certain of the rentals and charges initially due and payable by Tenant are summarized on the Face Page of this Lease. From time to time Landlord shall have the right but not the obligation by notice to the Tenant to attach to this Lease an updated Face Page to reflect a more current summary of the rentals and other charges due from Tenant. With each payment of rent or any other charge due hereunder, Tenant shall pay to Landlord any and all rent, taxes or equivalent taxes or charges imposed by any governmental authority. All rent shall be paid to Landlord without deduction, offset, abatement or diminution.

8.	MINIMUM GUARANTEED RENTAL.

(a) Tenant shall pay to Landlord a “Minimum Guaranteed Rental” of FORTY TWO THOUSAND DOLLARS AND 00/100 ($42,000.00) per annum in twelve (12) equal monthly installments of THREE THOUSAND FIVE HUNDRED DOLLARS ($3,500.00). The first monthly installment shall be due and payable by Tenant on or before the Rent Commencement Date (except that if the Rent Commencement Date is on a day other than the first day of a calendar month, the first payment shall be an amount equal to that percentage of a monthly installment which the number of days remaining in such month, including the Rent Commencement Date, bears to the total number of days in such month) and thereafter monthly installments shall be due and payable by Tenant without notice on or before the first day of each succeeding calendar month throughout the Term.

9.	RENTAL ADJUSTMENTS AND ADDITIONAL RENT.

Throughout the Term of Lease, the rent and other charges payable by Tenant to Landlord hereunder shall be adjusted and additional rent payable as set forth in EXHIBIT “D” attached hereto.

10.	LATE CHARGE.

In consideration of the additional expenses incurred by Landlord concerning late payments and in addition to all other sums due hereunder, Tenant shall immediately pay Landlord for each and every payment of Minimum Guaranteed Rental, Percentage Rent, if any, and any other charges due hereunder that is not paid within five (5) days of the due date a service charge equal to ten percent (10%) of the past due sum plus an additional charge of $5.00 for every day or part thereof thereafter until all sums due are received by Landlord. If any three (3) checks of Tenant for payment of sums due hereunder to Landlord shall be dishonored and returned due to insufficient funds then after dishonor of the third check all subsequent payments due hereunder shall be tendered to Landlord in cash or by certified or cashier’s check. If a check of Tenant is dishonored, then Tenant shall be in default hereunder until full payment of all sums due hereunder are fully paid by cash or cashier’s or certified check.

11.	COMMON AREA CHARGE.

Landlord hereby grants to Tenant non-exclusive right, in common with Landlord and others granted such right by Landlord, to use all of the Common Areas within or about the Center. Landlord reserves the right to change, alter, add to, reduce or modify the size, location, nature or use of the Common Areas or components thereof from that shown on EXHIBIT “A” hereto and/or to develop portions thereof as out parcels, at any time and from time to time during the Term hereof. Landlord hereby also reserves the right to designate and to re-designate areas for employee parking, and Tenant agrees to cause all of its personnel to utilize the same.

(a) Tenant shall pay Landlord on or before the first day of each calendar month as additional rental a common area maintenance charge equal to the greater of: (1) one-twelfth of a minimal charge of FIFTY FIVE cents (.550) per square foot of the Premises or (2) one-twelfth of Tenant’s pro-rata share of the Annual Common Area Expense. If the actual annual expenses incurred by Landlord are greater than the sums paid pursuant to the above provision, then Tenant shall immediately pay Landlord the total amount of Tenant’s pro rata share of the amount of the actual common area expenses in excess of the sums paid by Tenant attributable to the same period. When used herein, the “Annual Common Area Expense” shall mean the actual or estimated total annual cost of operating and maintaining the Common Area and facilities of the Center. Annual Common Area Expense shall include, for example and without limitation, the following: (1) all costs of labor, materials, insurance premiums and deductibles (if paid), supplied, equipment, tools and services for the management, operation, maintenance and repair of the Center, including all property management fees; (2) all real estate taxes, assessments and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature (including any interest on such assessments whenever the same are permitted to be paid in installments) which may presently or hereafter be imposed, levied, assessed or confirmed by any lawful taxing authorities or which may become due and payable out of or for, or which may become a lien or charge upon or against the whole, or any part, of the Center and all other improvements now or at any time during the Term constituting a part of the Center, and any taxes in lieu or in substitution thereof which, as to the incidence thereof would be payable even if the Center was the sole property of Landlord subject thereto and even if the income of Landlord from the Center was the sole income of Landlord subject thereto (all of which real estate taxes, assessments, levies, charges and costs are hereafter collectively referred to as “Taxes”); Landlord shall have the sole, absolute and unrestricted right, but not the obligation, to contest the validity or amount of the Taxes by appropriate proceedings and the costs thereof shall be included in Annual Common Area Expense, and Landlord shall have the sole, absolute and unrestricted right to settle any contest, proceeding or action upon whatever terms Landlord may, in its sole discretion, determine; and (3) the cost, amortized over such reasonable period as Landlord shall determine, together with interest at a rate equal to a rate of two percent (2%) per annum above the prime rate charged by Bank of America in Atlanta, Georgia from time to time (but in no event greater than the maximum rate of interest permitted by Georgia law upon such indebtedness) on the unamortized balance, of any capital improvements or structural alterations made to the Center by Landlord that reduces or limits costs of any item of operating expenses, or which are required under any governmental law or regulation or by Landlord’s insurance carrier. Annual Common Area Expense shall not include costs of tenant improvements, real estate broker’s commissions, interest directly related to financing the Center, costs of services directly recoverable from tenants in the Center and capital items, except the cost of capital improvements specified above. At any time and from time to time the Landlord shall be entitled to compute and adjust the total Annual Common Area Expenses based on such estimated expenses and notify Tenant of such adjustment in computation and thereafter Tenant’s pro rata share shall be computed on the basis of the adjusted Annual Common Area Expenses. When used herein, “pro rata share” shall mean a fraction having the total square footage of the Premises as its numerator and its denominator the total Gross Leaseable Area of the Center. For any calendar year or partial calendar year the “Gross Leaseable Area” shall be the average of the total square footage of buildings located in the Center that are completed and ready for rental to Tenants during the current Lease Year.

(b) Landlord, may, at its sole option at any time and from time to time, do any one or more of the following with respect to the land, buildings, improvements and/or Common Areas which are now or hereafter a part of the Center:

(i)	construct alterations therein;

(ii)	construct additions or modifications thereto, or otherwise add thereto or remove therefrom;

(iii)	construct additional stores thereon;

(iv)	construct additional buildings, free standing or connected to the then existing buildings;

(v)	construct deck or elevated parking facilities, free standing or connected to the then existing buildings; or

(vi)	rearrange, build upon or eliminate any Common Areas, buildings or improvements.

12.	INSURANCE.

Tenant shall pay Landlord on the first day of each and every calendar month as additional rent a monthly payment equal to one-twelfth of Tenant’s pro rata share of the total sum of insurance premiums for all policies of Landlord in anyway related to coverage of loss at or protection of improvements located in the Center, including, without limitation, coverage for fire and other casualty with all risk, extended coverage and public liability insurance insuring the Center. Landlord shall be entitled at any time and from time to time to adjust the total sum of insurance premiums on which Tenant’s pro rata share is based in order to estimate the total sums required in order to pay all such premiums when due. After Landlord gives Tenant notice of such adjustment then Tenant’s monthly payments shall thereafter be computed on the basis of the Tenant’s pro rata share of the adjusted total sum of insurance premiums. If the monthly payments of Tenant are less than the Tenant’s pro rata share of the actual expenses incurred by Landlord for payment of such insurance premiums attributable to that period, then Tenant shall immediately pay to Landlord such additional sums. if the monthly insurance payments of Tenant exceed the Tenant’s pro rata share of the actual premiums paid by Landlord for such policies attributable to the period of payment then such excess shall be applied to the insurance premiums next due. Landlord shall be entitled to require Tenant to pay more than Tenant’s pro rata share of the insurance expense described above to the extent the insurance premiums are increased or charged at a higher than normal rate as a result of the activities and business conducted and materials stored in the Premises.

13.	TAXES.

Tenant shall pay Landlord on the first day of each and every calendar month as additional rent a monthly payment equal to one-twelfth of Tenant’s pro rata share of the total amount of taxes assessed against the Center and Landlord concerning the Center based on actual taxes for the Center that will next be payable by Landlord. If the monthly payments paid by Tenant are less than the Tenant’s pro rata share of the actual taxes to that period, then Tenant shall immediately pay to Landlord Tenant’s pro rata share of the additional sums. If the monthly payment of Tenant exceed the Tenant’s pro rata share of the actual taxes attributable to that period, then such excess shall be applied to the taxes next due.

14.	UTILITIES.

Tenant shall promptly pay as additional rent the cost of all utilities that serve the Premises, including, without limitation, the cost of all electrical service, impact fees, system charges, water service, sewage service, gas service, trash collection and telephone service. To the extent the utilities or services supplied to the Premises are separately computed for the Premises or billed to or contracted with the Tenant, the Tenant shall pay, as its share, all such sums directly to the company or other party providing such service. To the extent the utilities or services supplied to the Premises are computed, contracted or billed to the Landlord or the Center, then Tenant shall pay to Landlord on the first day of each and every calendar month a monthly payment equal to the greater of (i) the cost attributable to the actual usage of Tenant; or (ii) the Tenant’s pro rata share of the actual or estimate total amount of the cost of all such commonly billed utilities. If the monthly payments paid by Tenant to Landlord are less than the Tenant’s pro rata share of the actual cost of all such utilities paid by Landlord attributable to the same period or if the utility services used at the Premises are greater than the pro rata share of the Premises, then Tenant shall immediately pay to Landlord the Tenant’s pro rata share of such excess sums. If the monthly payments of Tenant exceed the Tenant’s pro rata share of the actual utilities or services attributable to that period, then such excess shall be applied to the utility expenses next due.

15.	GARBAGE.

Tenant shall properly dispose of all trash and garbage from the Premises in proper receptacles provided by Tenant. Tenant shall pay as additional rent the full cost of such trash and garbage disposal and collection. If Landlord supplies trash disposal and collection facilities for use of Tenant then Tenant shall pay Landlord on the first day of each and every calendar month a monthly payment equal to the cost of trash removal that is allocable to Tenant’s use of trash collection facilities as determined by Landlord on its sole discretion, which discretion shall be conclusive deemed correct, together with an additional administration charge equal to fifteen percent (15%) of Tenant’s allocable usage.

16.	MERCHANT’S ASSOCIATION.

INTENTIONALLY OMMITTED

MARKETING FUND.

INTENTIONALLY OMMITTED

17.	OPERATION TIMES.

Subject to any applicable laws and ordinances relating to the conduct of its business in the Premises, the Tenant agrees to maintain and conduct its business continuously in the Premises throughout the Term and remain open to the public at least during the hours between 10 a.m. continuously through 6 p.m. on Monday through Saturday and between 12 p.m. continuously through 6 p.m. on Sunday throughout the entire year; except, however, only during such times or hours as Tenant may be prevented from conducting its business due to strikes, agreement with labor unions, acts of God, or causes beyond the control of Tenant.

18.	INSURANCE AND RESTORATION OF PREMISES

Landlord shall not be held responsible or liable to Tenant, Tenant’s employees, patrons, visitors, or others for any personal injury or damage to personal property caused by the act, or omission of negligence of Tenant, its employees, patrons, visitors or others, or by catastrophe. Tenant, at its own cost, shall obtain and maintain during the Term a policy of Owner’s, Landlord’s and Tenant’s public liability insurance, with extended all risk coverage written by a licensed insurance company or companies approved by Landlord, which will fully cover and insure Landlord as a named additional insured against any and all liability for property damages and personal injuries suffered by reason of such afore described acts or use of the Premises, in a coverage amount of at least $1,000,000.00 for each occurrence. In addition the insurance shall include a coverage amount of $50,000 for damage to the rented Premises, $5,000 for medical expenses for any one person, $1,000,000 for any personal and advertising injury, an aggregate of $2,000,000 for all coverages, and an aggregate of $2,000,000 for products and completed operations. The Tenant shall furnish to Landlord properly certified copies (in the form of Acord 27, Certificate of Liability Insurance) of such insurance policies and of the renewals thereof prior to the Rent Commencement Date and thereafter prior to each expiration of such previous policies proving the existence and renewal of all such coverage and that such coverage cannot be canceled without 30 days prior written notice to Landlord. Tenant hereby indemnifies and shall hold Landlord harmless from any and all liability, damages and expenses, including attorneys’ fees, for any injuries suffered or damage occasioned in the Premises.

Tenant shall give immediate written notice to Landlord of any damage to the Premises by fire or other casualty, and if Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence to rebuild and repair the portion of the Premises that Landlord is required to maintain as provided herein and Tenant shall proceed with reasonable diligence and at its cost and expense to rebuild, repair and restock the portion of the Premises that Tenant is required to maintain. If the building in which the Premises is located is (a) destroyed or substantially damaged by a casualty not covered by standard fire, casualty or extended coverage insurance, (b) destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the first floor area, (c) partially destroyed and there is less than two years remaining in the Term of this Lease, or (d) partially destroyed and Landlord does not receive sufficient insurance proceeds to rebuild and repair the destruction, then, in any of such events, Landlord shall have the right to elect either to terminate this Lease or to proceed to rebuild and repair the portion of the Premises Landlord is required to maintain as provided herein and require Tenant to rebuild, repair and restock the remaining portion of the Premises. Landlord shall give written notice to Tenant of such election within sixty (60) day after the Landlord receives notice of such casualty or destruction. Landlord agrees at all times during the period of this Lease, at its expense, to keep the portions of the buildings in the Center that Landlord is required to maintain as provided herein insured against fire, with extended coverage in an amount adequate to prevent Landlord from becoming a co-insurer of the Premises.

Landlord’s obligation to rebuild and repair under this Lease shall in any event be limited to restoring Landlord’s Work as described in EXHIBIT “C” to substantially the condition in which the same existed prior to the casualty, and in the event Landlord was originally reimbursed by Tenant for such work then Tenant shall reimburse Landlord for such construction Tenant agrees that, promptly after completion of such work by Landlord, Tenant shall proceed with reasonable diligence and its sole cost and expense to rebuild, repair, and restore its signs, fixtures, equipment and the other items of Tenant’s Work.

Tenant agrees that during any period of reconstruction or repair of the Premises it will continue the operation of its business within the Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord’s repairs are completed, the Minimum Guaranteed Rental shall be reduced in proportion to the percentage of square footage of the Premises that is rendered unusable as compared to the total square footage originally in the Premises; however, there shall be no abatement of the Percentage Rental and any other charges provided for herein.

Tenant agrees at all times, at its expense, to keep its merchandise, fixtures and other property situated within the Premises insured against fire and other casualty, with extended coverage to the extent of at least eighty percent of the value thereof. Such insurance shall be continuously maintained with licensed companies satisfactory to Landlord, containing coverage satisfactory to Landlord and shall require thirty (30) days written notice to Landlord prior to cancellation or expiration of such policy. Such policies or duly executed certificates of insurance proving coverage, renewal and continuation of such policies shall be delivered to Landlord at least thirty (30) days prior to the Rent Commencement Date and prior to all renewals and expirations of such policies thereafter. The proceeds of such insurance shall not be used, except with the prior written consent of Landlord, for any purpose other than the repair or replacement of merchandise, fixtures and other property situated within the Premises.

All liability, casualty, fire and extended coverage insurance, boiler insurance, earned either by Landlord or Tenant covering losses arising out of destruction or damage to the Premises or its contents or to other portions of the Center or arising from personal injury or death shall provide for a waiver of subrogation rights against Landlord and Tenant on the part of the insurance carrier as required in paragraph 36 below.

19.	RULES AND REGULATIONS.

The Tenant agrees to abide by all rules and regulations which may be promulgated by the Landlord in connection with signs, loading, unloading, parking or other controls of the use, care, cleanliness and safety of the Center by the Tenant, its agents, employees and customers.

20.	SIGNS.

The Tenant shall not erect, install or maintain any sign, advertisement or display device, including, without limitation, portable signs and painted trucks, on the exterior of the Premises or upon any other part of the Center without the prior written approval of the Landlord. Upon written notice from the Landlord, the Tenant shall promptly remove any sign, advertisement or display device erected or maintained in violation of this provision and restore the Premises and Center to the condition prior to installation of such sign or advertising, if the Tenant fails to remove the sign or advertisement after notice from the Landlord, then in such event the Landlord may cause such sign, advertisement, or display device to be removed and Tenant shall pay Landlord the cost of such removal and the restoration of the Premises and Center made necessary by the removal of the sign as additional rent. The location of the sign and the color, size and design thereof shall be subject to the approval of the Landlord. See attached EXHIBIT “E”.

Tenant shall not, without the prior written consent of Landlord (i) paint, decorate or alter the exterior of the Premises; (ii) install any exterior lighting, awning, or other structure or protrusion or advertising matter; or (iii) install any drapes, shades or other coverings on exterior window or doors. Upon written notice, Tenant shall remove any such exterior modification in violation of this provision. If Tenant fails to remove such violating exterior modification or sign then Landlord is hereby authorized to remove such exterior modification and restore the Premises and Center to its original condition. Tenant shall immediately pay as additional rental to Landlord the full cost incurred by Landlord in such repair and restoration of the Center.

The Tenant shall not engage in or permit or promote any of the following activities in the Center (i) sales or displays in front of a store or in the Common Area; (ii) kiddie rides; (iii) outside vending machines or vendors; (iv) loudspeakers audible from outside; and (v) bulk inventory removal during regular business hours, auctions, fire, bankruptcy, or “going out of business sales”.

If Landlord should undertake any remodeling or renovation of the Shopping Center which requires modification of Tenant’s signs, then Tenant shall, if required by Landlord, conform to the standard Sign Criteria used for such remodeling or renovation.

The parties acknowledge the existence of federal, state and local laws, regulations, and guidelines and that additional laws, regulations and guidelines may hereafter be enacted or go into effect, relating to or affecting the Premises, the Center, and any larger parcel of land of which the Premises and the Center may be a part, concerning the impact on the environment of construction, land use, the maintenance and operation of structures, and the conduct of business. Tenant will not cause, or permit any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment, or do anything to be done that would violate any of said laws, regulations, and guidelines. Any violation of this covenant shall be an event of default pursuant to paragraph 31 hereof. Tenant shall have no claim of violation of this Lease or otherwise against Landlord by reason of any changes made in the Center or the Premises pursuant to said laws, regulations, and guidelines from time to time. Tenant hereby indemnifies and shall hold Landlord harmless from any and all liabilities, damages, expenses, costs, demands and suits, including attorneys’ fees, in any way relating to or caused by a violation of the above stated laws, regulation and guidelines.

21.	REPAIRS BY TENANT MAINTENANCE AND WAIVER OF LIABILITY.

Tenant shall, at its own expense, keep and maintain all of the Premises and appurtenances thereof, including, without limitation, sprinkler systems, if any, heating, air-conditioning, water and sewer systems, electrical, machinery, fixtures, plumbing, plumbing fixtures and equipment, in good order and repair throughout the Term of this Lease and any extension and renewals thereof, including, without limitation, maintaining the Premises in a neat, orderly and attractive retail condition and to keep the Premises free of all insects, rodents and other pests. Tenant shall be liable to Landlord for any damage or injury which may be caused by or resulting from the Tenant’s failure to fully comply with all of the terms and conditions contained herein.

The Tenant shall, within ninety (90) days after the commencement of the fourth Lease Year and once during every Lease Year thereafter, during the Term and during any extensions and renewals thereof, paint, varnish, renovate and otherwise redecorate, at Tenant’s cost, the interior of the Premises in accordance with the reasonable requirements of Landlord in order to place the Premises in the same condition as it was upon completion of all improvements of the Premises and first opening to the public for retail sales on or about the Rent Commencement Date, including replacement and renovation of exterior signs, fixtures and machinery that are the Tenant’s responsibility to maintain and other portions of the interior and exterior of the Premises.

In the event the Tenant penetrates the roof or any wall of the Premises for any reason, including, without limitation, any type of ventilation other than as shown on the Plans and Specifications prepared by the Landlord, or installs any structure on the roof or exterior walls of the Premises then in any of such events the Tenant shall pay Landlord for any damages, including consequential damages, which may be caused by or result from such installation and for the cost of restoring the roof and the exterior walls of the Premises to their previous quality and condition prior to such installation. Such installation shall not be commenced until the prior written consent and approval of the Landlord is obtained and all costs shall be paid for by Tenant in advance.

The Tenant hereby indemnifies and shall hold harmless, at its own cost, the Landlord from and against any and all liability, damage, injury actions, causes of action whatsoever and liens resulting from the operation, conduct and use of the Premises by Tenant.

The Tenant accepts the risk of loss for all personal property, fixtures and other property of every kind or description which may at any time be located in the Premises and Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of Tenant arising from any casualty, including, without limitation, the bursting, overflowing or leaking of water, roof leaks, if applicable, sewer or steam pipe leaks, heating or plumbing leaks, electrical wires, gas or odors.

Tenant shall obtain prior to the Rent Commencement Date and continuously maintain in good standing, at Tenant’s expense, throughout the Term a maintenance and repair contract approved by Landlord with a service company previously approved in writing by Landlord providing for the preventive maintenance and repair of all heating and air conditioning and ventilating equipment servicing the Premises. If Tenant fails to maintain and pay for such contract with an approved company then Tenant shall be in default hereunder and Landlord shall have the right in addition to all other remedies of Landlord to pay any sums due to maintain such contract in force and Tenant shall immediately pay Landlord the total sum of expenses so incurred by Landlord as additional rent.

22.	HAZARDOUS SUBSTANCES.

(a) Hazardous Substances. The term “Hazardous Substances”, as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or thereafter enacted or promulgated by any governmental authority.

(b) Tenant’s Restrictions. Tenant shall not cause or permit to occur:

(i) Any violation of any federal, state or local law, ordinance or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises, or arising from Tenant’s use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

(ii) The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Premises or the Center, or the transportation to or from the Premises or the Center of any Hazardous Substances.

(c) Environmental Clean-up.

(i) Tenant shall, at Tenant’s own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of Hazardous Substances (the “Laws”).

(ii) Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Laws.

(iii) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up Undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

(iv) Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph (c) within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by landlord and no attempt made by Landlord to mitigate damages under any Laws shall constitute a waiver of any of Tenant’s obligations under this Paragraph (c).

(v) Tenant’s obligation and liabilities under this Paragraph (c) shall survive the expiration or earlier termination of this Lease.

(d) Tenant’s Indemnity.

(i) Tenant hereby agrees to and shall indemnify, defend and hold harmless Landlord, the manage of the Center and their respective officers, directors, beneficiaries, shareholders, partuers, agents, and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connection with any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this Lease, at or form the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

(ii) Tenant’s obligations and liabilities under this Paragraph (d) shall survive the expiration or earlier termination of this Lease.

23.	REPAIRS BY LANDLORD.

Subject to the provisions in this Lease concerning reconstruction in the event of casualty or in the event of the taking of the Premises by eminent domain, the Landlord agrees to keep in good repair the foundations, exterior walls (except plate glass, doors, door closures, door frames, store fronts, windows and window frames located in exterior building walls), downspouts, gutters and roof of the Premises, except, however, for any damage or injury thereto caused by or resulting from any act, failure to act, or negligence of the Tenant or any of the Tenant’s agents, servants, employees, sub-lessees, licensees, invitees or customers. It is expressly agreed by the parties hereto, and it is a condition precedent to all of the obligations of the Landlord to repair and maintain the exterior of the Premises, as aforesaid, that the Tenant shall have notified the Landlord, in writing, of the need of such repairs Landlord shall have no obligation to inspect the Premises for defective condition until Tenant delivers notice to Landlord of a specific defective condition. Landlord shall not be responsible or liable for any consequential costs, expenses or damages in any way related to a defective condition of the Premises or the repair of such condition including, without limitation, liability for loss of income, business or profits or any other costs.

24.	ADDITIONS AND ALTERATIONS.

The Tenant shall not make or permit any additions, alterations or improvements in and to the Premises, the exterior of the Premises or the Center without the prior written consent of the Landlord, but in no event shall such addition, alterations or improvements in any way, as determined in the sole discretion of the Landlord, impair the structural strength or soundness of the building of which the Premises is a part or result in an exterior appearance that does not conform with the general appearance of the Premises and the Center. Tenant shall pay cash for all additions, alterations or improvements in the Premises or Center and shall not attempt to grant a security interest of any kind in the Premises, the Center or any fixtures in the Premises to secure repayment of any debt. Tenant shall not allow the filing of any liens against the Premises or Center arising from work performed at Tenant’s instance. Landlord and Tenant agree that no party performing services or delivering material to the Premises or the Center at Tenant’s instance shall have any right to claim a lien in the Premises or the Center. Tenant shall immediately obtain the cancellation or release of any such lien. If Tenant fails to obtain the cancellation or release of any such lien, then Landlord, in addition to all other remedies, shall be entitled, but not required, to pay such sums as are reasonably necessary to cancel or release such lien and Tenant shall immediately pay the Landlord all such sums expended by Landlord as additional rental.

25.	PLATE GLASS.

Tenant agrees, at its own cost, to replace promptly any and all plate glass or other glass in the Premises which may become damaged or broken from whatever cause using glass of the same kind and quality.

26.	BANKRUPTCY OR INSOLVENCY.

If at any time during the Term or any extension or renewals thereof, a petition for relief under the bankruptcy laws of the United States or a petition for reorganization or arrangement under any of the bankruptcy laws of the United States is filed by the Tenant or is filed against Tenant or the assets of the Tenant or the business conducted by the Tenant on the Premises is taken over or sequestered by a trustee or any other person pursuant to any judicial proceedings, or if the Tenant makes an assignment for the benefit of creditors, then the occurrence of any such act shall be deemed, at the option of the Landlord, to constitute a breach of this Lease by the Tenant. At any time and from time to time, Landlord, at its election, may immediately terminate this Lease in the event of occurrence of any of the events enumerated above.

27.	INSPECTION AND ACCESS TO PREMISES.

Landlord, its agents and employees, shall have the right, at all reasonable times, to enter the Premises or any part thereof to inspect and examine same and for the purpose of making alterations, repairs and improvements to or within the Premises. During the last six (6) months of the Term, Landlord shall have the right to exhibit the Premises to prospective tenants and leasing agents and Landlord shall also have the right to post upon the exterior of the Premises the usual notice advertising the Premises “For Rent” which notice shall not be removed, obliterated or hidden by the Tenant. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to inspect the Premises or repair any defective condition until Tenant notifies Landlord of a specific defective condition and the Landlord is required under this Lease to make such repair.

28.	PARKING.

Tenant’s customers have the non-exclusive right, in common with other tenants of the Center, for the use of customer parking in the spaces shown on the plot plan hereto attached Tenant, its employees and agents shall park their cars only in such areas designated for that purpose by Landlord. Tenant shall furnish Landlord with the automobile license numbers assigned to Tenant’s car or cars and cars used by its employees within five (5) days after the Rent Commencement Date and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. If Tenant or its employees shall fail to park their cars in the designated parking areas, then, without limiting any other remedy which Landlord may pursue in the event of Tenant’s default, Landlord shall have the right to charge Tenant, as additional rental, the sum of Twenty-Five Dollars ($25.00) per day per car parked in violation of the provisions of these parking requirements. Tenant shall not store vehicles or goods in the parking area or Common Area.

29.	ASSIGNMENT AND SUBLETTING.

Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord and upon such terms and conditions as may be mutually agreed upon by the parties. Any assignment or sublease by Tenant shall be only for the purposes specified in Section (6) hereof and for no other purpose, and in no event shall any assignment or sublease of the Premises release or relieve Tenant from any of its obligations under this Lease.

In the event Tenant shall assign its interest in this Lease or sublet the Premises for rentals in excess of those rentals reserved hereunder, Tenant shall pay all of such excess rent to Landlord as additional rent.

Any proposed assignee or subtenant of Tenant shall assume Tenant’s obligations hereunder and deliver to Landlord an assumption agreement in form satisfactory to Landlord within ten (10) days after the effective date of the assignment.

30.	FIXTURES.

During the Term, Tenant shall not remove any fixtures, showcases, trade equipment, furnishings, or any other improvements. Within the period sixty (60) days before the final expiration of the Term or any extension or renewals thereof, the Tenant, if not in default under the terms of this Lease, shall have the right to remove, at its cost, all trade fixtures and trade equipment which it has placed on the Premises, provided, however, that Tenant shall immediately repair all damage to and restore the Premises to its previous condition without loss in rental to the Landlord. After expiration of the Term all trade fixtures and trade equipment shall, at Landlord’s option, become the property of Landlord and such property may be disposed of by Landlord as Landlord may determine in its sole and exclusive discretion. If Tenant does not remove its signs, fixtures and trade equipment before the expiration of the Term then Landlord shall be entitled to require Tenant to remove or to obtain the removal of all such property and repair the Premises to its previous condition and Tenant shall immediately pay the full cost incurred by Landlord in such removal. In no event is Landlord responsible for storing or exercising any degree of care with respect to any property which remains in the Premises after expiration of the Term.

31.	DEFAULT BY TENANT.

If Tenant shall fail to pay any rental or other payment due hereunder within five (5) days after it is due, or if the Tenant shall breach or fail to perform any agreement contained herein (other than the agreement to pay rent) and shall fail to cure such breach or perform such agreement within ten (10) days after written notice is given, or if the Tenant shall desert or vacate any portion of Premises during the Term hereof, then the Tenant shall be in default and the Landlord, at its option, elect to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted by law or by this Lease (all of which are hereby reserved by Landlord):

(a) Terminate Tenant’s occupancy of the Premises, resume possession of the Premises for its own account and recover immediately from the Tenant all sums past due plus a sum equal to the average annual rental, including Minimum Guaranteed Rental, Percentage Rent and all other charges due, for the immediately preceding two (2) years or portion of the actually expired Term if less than two (2) years, multiplied by the number of years and fractions thereof remaining in the full Term stated herein, together with any other damages occasioned by or resulting from such breach or default; or

(b) Terminate Tenant’s occupancy of the Premises, resume possession and lease or rent the Premises for the remainder of the Term for the account of Tenant and recover from Tenant, at the end of the Term or at the time each payment of rent comes due under this Lease, as the Landlord may choose, the difference between the rent provided for in this Lease and the rent received on the re-lease or renting, together with all costs and expenses of the Landlord in connection with the re-leasing or re-rental and collection of rent and the cost of all repairs or renovations reasonably necessary in connection with the re-leasing or re-rental. If this option is exercised Landlord shall not be obligated to re-lease or rent the Premises and, in addition, shall be entitled to recover from Tenant immediately any other damages occasioned by or resulting from the abandonment or a breach or default other than a default in payment of rent.

In addition to the remedies set forth in subparagraphs (a) and (b) above, Landlord shall be entitled to terminate this Lease at any time and from time to time after such defaults have occurred even if such termination occurs after the remedies set forth above and other remedies of Landlord have been partially or fully exercised, provided, however, in no event shall Landlord be required to terminate this Lease in order to exercise any of Landlord’s remedies upon default by Tenant hereunder. Tenant shall remain liable and obligated to perform all obligations set forth hereunder even if Tenant’s occupancy is terminated, this Lease is terminated or Landlord exercises any other remedies upon Tenant’s default hereunder. Any act of abandonment or cessation of business operations within the Premises by Tenant shall automatically render Tenant’s right to occupy the Premises null and void, and Landlord may reclaim possession to the Premises immediately for re-letting without terminating Tenant’s obligation or liability to pay rent and other charges outlined herein throughout the full term of this Lease. The remedies provided in this Paragraph 31 shall not be exclusive and in addition thereto the Landlord shall be entitled to pursue such other remedies as are provided by law or in equity in the event of any breach, default or abandonment by Tenant or termination of this Lease or termination of Tenant’s occupancy. In any event and irrespective of any option exercised, Tenant agrees to pay and the Landlord shall be entitled to recover all costs and expenses incurred by the Landlord, including the greater of (i) fifteen percent (15%) of the sums owed as attorney fees; or (ii) all of Landlord’s actual attorney’s fees, in connection with collection of rental or damages or enforcing other rights of the Landlord in the event of any breach, default or abandonment by Tenant. The Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future law in the event the Tenant shall be evicted or disposed for any cause, or in the event the Landlord shall obtain possession of the Premises by virtue of the provisions of this Lease, or otherwise. All past due rent, and any other amount which the Landlord has advanced in order to cure the Tenant’s defaults hereunder, shall bear interest at the rate of fifteen percent (15%) per annum from date of payment until paid. Any amounts advanced by the Landlord pursuant to the terms and provisions of this Lease shall be paid to the Landlord by the Tenant upon the earlier of demand by the Landlord or the first day of the calendar month following date of such advances. If any rent or such other amounts owing under this Lease is collected by or through an attorney-at-law, Tenant agrees to pay the full amount of all of Landlord’s costs and expenses in connection therewith as required above, including, but not limited to, Landlord’s attorney fees at trial or on appeal.

32.	EFFECT OF TERMINATION OF LEASE.

No termination of this Lease prior to the end of the Term hereof shall affect Landlord’s right to collect full rent for the full Terms of this Lease, as extended.

33.	HOLDING OVER.

If Tenant holds over and does not deliver possession of the Premises to Landlord upon termination of this Lease or termination of Tenant’s right to occupy the Premises, or Tenant fails to remove all its property from the Premises on termination of this Lease, then, in addition to all other remedies provided herein and at law and equity, the Tenant immediately shall pay Landlord rent for the hold over period equal to double the amount of rent that otherwise would be due hereunder for a like period during the Term of this Lease, including, without limitation, payment of all Minimum Guaranteed Rental, Percentage Rent, if any, and all other sums, charges and interest due hereunder.

34.	EMINENT DOMAIN.

If all of the Premises, or such portion thereof as will make the Premises completely unusable for the purposes for which the Premises are leased, shall be appropriated or taken pursuant to the power of eminent domain by any public or quasi public authority, then the Term shall cease and terminate from the date when possession thereof is taken by such public authority and the parties hereto shall be released from any further liability hereunder, except all rent and other charges due hereunder shall be paid and computed through that day. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemnor compensation and damage caused by condemnation and neither party shall have any rights in any award or settlement so received by the other from the condemning authority. In the event of a partial taking, the Landlord shall be entitled to elect to replace or restore the remaining portion of the Premises that Landlord is required to maintain hereunder by notice given to Tenant within sixty (60) days after such taking or conveyance and in such event this Lease shall continue in full force and effect, except that during the period of rebuilding and restoration if the Tenant can operate its business during such period, the Guaranteed Minimum Rental shall be reduced in the same proportion that the amount of the floor area of the Premises taken bears to the total area of the Premises immediately prior to such taking. In no event shall Percentage Rent or any other charges be reduced or abated. If a portion of the Premises are taken by eminent domain and Landlord does not elect to replace or restore the Premises then this Lease shall terminate and Tenant shall pay all rent due hereunder through the termination of the Lease. Sale by Landlord to any public or quasi public body having the power of eminent domain under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain.

35.	SUBORDINATION TO LANDLORD MORTGAGE.

This Lease, at the option of the Landlord or Landlord’s lender, may be and at all times after notice thereof shall be subject and subordinate to any and all present and future mortgages, deeds to secure debt, deeds of trust, or other encumbrances which may be granted by the Landlord for the Premises, the Center or any part thereof. The Tenant covenants and agrees to execute upon demand of the Landlord all instruments subordinating this Lease to the lien of any mortgage or mortgages, deeds to secure debt, or encumbrances as shall be required by Landlord. The Tenant hereby irrevocably appoint: Landlord as attorney in fact of the Tenant, with power to execute and deliver, without subjecting Landlord to liability of any kind, such instrument or instruments for and in the name of the Tenant, in the event the Tenant shall fail to execute such instrument or instruments.

In addition Tenant shall, upon Landlord’s request, at any time or times, execute, seal and deliver to Landlord without expense to Landlord, any and all instruments that may be necessary to make this Lease superior to the lien of any such mortgage, deed to secure debt, deed of trust or other instrument. Landlord in the nature thereof, and each renewal, modification, consolidation, replacement, and extension thereof, and, if Tenant shall fail at any time to execute, seal and deliver such instrument. Landlord in addition to any other remedies available to it in consequence thereof, may execute, seal and deliver the same as the attorney in fact of Tenant and in Tenant’s name, place and steed, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord, its successors and assigns, such attorney in fact for that purpose.

(a) If the holder of any mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, then, at the option of such holder, Tenant shall attorn to and recognize such successor as Tenant’s Landlord under this Lease, and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

(b) Upon the attornment provided for in subsection (a) above, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant, subject to all the terms, covenants, and conditions of this Lease; provided, however, that such holder, as successor landlord, shall not be liable for returning to Tenant, nor crediting against any rent due hereunder, any advance rentals previously paid by Tenant to Landlord or the Security Deposit unless such holder has acknowledged the receipt of the Security Deposit.

36.	WAIVER OF SUBROGATION.

The Landlord and Tenant agree to cause to be inserted in all liability, casualty, fire and extended coverage insurance policies carried for the Premises, a provision substantially as follows: “It is hereby stipulated that this insurance shall not be invalidated if the insured waives or releases in writing prior to a loss, any or all rights of recovery against any party for loss occurring to the property covered by this policy.” Landlord and Tenant hereby mutually release each other from any and all liabilities or responsibilities to the other or anyone claiming through or under them by way of subrogation or otherwise, for any claims, damages, losses or liabilities arising out of the Premises, even if such claims, damages, losses or liabilities shall have been caused by the fault or negligence of the other party, or anyone for whom such party must be responsible; provided, however, this release shall be effective and in force and effect only (a) with respect to claims, damages, losses or liabilities occurring during such time as the releaser’s public liability, fire and extended coverage insurance policies contain a clause or endorsement that any such release shall not adversely affect or in any way impair said policies or prejudice the right of the releaser to recover thereunder; and (b) to the extent that any such claims, damages, losses and liabilities are covered by said insurance policies and the releaser has recovered thereunder.

37.	LEASE STATUS.

Upon Landlord’s request, the Tenant shall execute, acknowledge and deliver to the Landlord, a “Lease Status” letter and a statement in writing certifying that this Lease is in full force and effect and containing the dates through which the Guaranteed Minimum Rent, the Percentage Rent and any other charges have been paid. The statement so delivered to the Landlord may be relied upon by any prospective purchaser of or by any mortgagee of the Center.

38.	RELEASE FROM LIABILITY IN CERTAIN EVENTS.

If Landlord is delayed or prevented from performing any obligations of Landlord hereunder, including, without limitation, repairs, rebuilding, or restoration, furnishing any services or performing any other covenant or duty, whether expressed herein or implied, due to the inability or difficulty in obtaining labor and materials necessary therefor or due to strike, lockout, embargo, war, governmental order or acts of God or any other cause beyond the control of Landlord then the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor, except as expressly otherwise provided in connection with casualty losses or condemnation proceedings, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, partial or total, eviction from the Premises.

Notwithstanding any other provisions herein to the contrary, the liability of Landlord to Tenant or any other party claiming through Tenant or this Lease or in any relation to the Premises or the tenancy or status created by this Lease shall be expressly and completely limited to the enforcement of such liability against the interest of Landlord in the Premises only. Tenant and all other parties claiming through this lease or in relation to the Premises hereby agree that no enforcement or collection action or remedy shall be instituted, maintained or enforced against any assets of Landlord, except the Premises.

Tenant shall not be entitled to any compensation or reduction of rent by reason of inconvenience or loss arising from the necessity of the Landlord’s entering the Premises for any of the purposes authorized in this Lease, or for repairing the Premises or any portion of the building of which the Premises are a part, except as expressly otherwise provided herein in connection with casualty losses or condemnation proceedings.

39.	REARRANGEMENT OF CENTER.

The Landlord reserves the right at any time and from time to time to rearrange the Center and to change, add to or modify the number and location of buildings, building dimensions and the Common Area of the Center, including, without limitation, the construction of new buildings, kiosks and other improvements in the parking area and reduction of the number of parking spaces, if in its sole judgment, the development, management or operation of the Center would be better served and provided that reasonable access to the Premises and the parking facilities within the Center are not materially impaired.

40.	RELOCATION OF PREMISES.

(a) In the event the Premises leased to Tenant contain less than one-half of the total square feet of rentable floor area within all of the improvements located on the Property, Landlord reserves the right at any time after the 1st year anniversary of the Rental Commencement-Date, and upon giving not less than sixty (60) days prior written notice to Tenant, to transfer and remove Tenant from the Premises herein specified to any other Comparable Space (as hereinafter defined) in the improvements located on the Property and at an equivalent rental rate. The term “Comparable Space” as used herein shall mean other space which, in Landlord’s reasonable opinion, is of substantially equal size and has a comparable layout, substantially the same number of windows, and comparable visibility within the center. If Landlord determines in good faith that there is no Comparable Space and Tenant declines to relocate to other available, non-comparable space, then Landlord shall have the right to terminate this Lease effective ninety (90) days after the initial written notice from Landlord to Tenant. Landlord shall bear the expense of said removal and the expense of any renovations or alterations to said substituted space necessary to make the same substantially conform in arrangement and layout to the original space described in this Lease. If Landlord exercises such option, then the substituted space shall for all purposes hereof be deemed to be and constitute Premises under this Lease and all terms, conditions, covenants, warranties, agreements and provisions of this Lease, including, but not limited to, the rental rate per square foot and other rental adjustments shall continue in full force and effect and shall apply to the substituted space. Tenant agrees to vacate the Premises herein specified and to relocate to said substituted space promptly after the substituted space is ready for tenant occupancy as provided herein, and Tenant’s failure to do so shall constitute an event of default by Tenant under this Lease.

(b) In the event the Premises leased to Tenant contain less than one-half of the total square feet of rentable floor area within the Center, Landlord shall have the right to terminate this Lease effective at any time during the final twelve (12) months of the Lease term upon giving written notice of such election to Tenant at least ninety (90) days prior to the effective date of such termination. In the event Landlord shall exercise such option to terminate this Lease, Landlord shall bear the cost of moving Tenant’s furniture, files and other personal property from the Premises to other office space within miles of the Center selected by Tenant, and, in addition, the rental rate for the last month of Tenant’s occupancy of the Premises shall be waived.

41.	OPENING.

Tenant agrees to open the Premises for business within thirty (30) days after the Landlord notifies the Tenant that the Premises are ready for occupancy. The Rent Commencement Date may be prior to the Tenant opening for business.

42.	SUCCESSORS.

The agreements, covenants, condition and stipulations contained in this Lease shall bind and inure to the benefit of the Landlord and the Tenant and their respective successors-in-trust, permitted sublessees, permitted assigns, heirs, executors and legal representatives, except as otherwise provided in this Lease. “Landlord” and “Tenant” as used herein shall include male and female, singular and plural, corporation, partnership, individual or entity in any place or places herein in which the context may require or permit such substitution, substitutions or designations.

43.	RIGHTS CUMULATIVE.

All rights, powers and privileges available hereunder to the parties hereto are cumulative and are in addition to the rights granted by law.

44.	SERVICE OF NOTICE AND ADDRESS OF THE PARTIES.

The Tenant herewith irrevocably agree to appoint as its agent the person in charge of the Tenant’s business being then operated in the Premises, to receive service of all notices hereunder including dispossessory and distraint complaints and pleadings, and if no person is then in charge of Tenant’s business in the Premises, then such notice may be given and service may be made by affixing a copy thereof on the main entrance of said Premises. All such notices given by or in behalf of the Landlord pursuant to the provision contained in this Lease may be mailed to the Tenant and Landlord at the addresses set forth on the Face Page of this Lease.

The notices required or permitted to be given pursuant to the term of this Lease, shall be deemed to be duly given if personally delivered to the Premises as provided above, if notice is personally delivered to Tenant or an officer or partner of Tenant or if deposited in the United States Mail, postage prepaid, by registered or certified mail, addressed to the parties at the place above named, or such other place as they may hereafter designate in writing for the delivery of such notices.

45.	WAIVER OF RIGHTS.

No failure of Landlord to exercise from time to time any right or privilege granted Landlord hereunder, or to insist upon strict and faithful compliance by Tenant with all of the obligations hereunder required of the Tenant, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand strict compliance with the terms hereof. No waiver by Landlord of any breach of any covenant of the Tenant herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. Failure to adjust Rent or other charges is not a waiver and such may be done by Landlord at any time.

46.	CAPTIONS.

Paragraph captions and marginal notes throughout this Lease are inserted for convenience and reference only, and the words contained therein shall in no way be held to explain, notify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease or as a limitation of the scope of the particular paragraph to which they refer.

47.	QUIET ENJOYMENT.

So long as the Tenant pays the Rent reserved by this Lease and all other sums required herein and faithfully performs and observes each and every covenant and provision of Tenant contained herein Tenant shall have peaceable and quiet enjoyment and possession of the Premises together with the use of the Common Area facilities, subject to modifications of the Common Area as permitted herein, without any hindrance from the Landlord or of any person or entities lawfully claiming through the Landlord.

48.	SECURITY.

The Landlord is not obligated to protect from the criminal acts of third parties the Tenant, Tenant’s agents, customers, invitees or employees, the Premises or the property of Tenant or any property of any of Tenant’s agents, customers, invitees or employees. Tenant hereby acknowledges that Tenant has the sole responsibility for the protection of the Premises, the Tenant’s property and the Tenant’s customers, agents, invitees and employees.

49.	ENTIRE AGREEMENT.

This Lease together with the Face Page and all the exhibits and schedules which are referred to herein and by this reference made a part hereof, contain and embody the entire agreement of the parties hereto and no representations, inducements or agreements, oral or otherwise, between the parties not contained and embodied in the Lease shall be of any force or effect, and this Lease may not be modified, changed or terminated in whole or in part orally or in any other manner, except by an agreement in writing duly signed by all of the parties hereto.

50.	TIME.

TIME IS OF THE ESSENCE.

51.	GOVERNING LAW.

This Lease and the obligations of the parties shall be governed by the substantive laws of the State in which the Premises is located without regard to conflict laws.

52.	SPECIAL STIPULATIONS.

Attached as EXHIBIT “F” are certain additional agreements between the parties which are by this reference made a part hereof.

53.	NO ESTATE.

If this Lease is for Premises located in the State of Georgia then notwithstanding any other provision hereof this Lease shall not be construed to be a grant of an estate for years, but shall only be a usufruct.

54.	NO PARTNERSHIP.

Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between the Landlord and the Tenant or between the Landlord and any other party, or cause the Landlord to be responsible in any way for the debts or obligations of the Tenant or any other party, it being the intention of the parties that the only relationship hereunder is solely that of Landlord and Tenant.

55.	LANDLORD’S LIEN.

In addition to the statutory landlord’s lien, Landlord shall have at all times a valid security interest to secure payment of all rental and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of default by Tenant, Landlord may, in addition to any other remedies provided herein or by law, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Premises, without liability for trespass or conversion, and sell the same at public or private sale in compliance with the applicable Uniform Commercial Code with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease given as therein provided at least ten (10) days before the time of sale. Any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in the newspaper prescribed for advertisement of public sales at least once each week for two weeks before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the applicable Uniform Commercial Code in force. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

56.	EXECUTION AUTHORITY.

Each person signing this Lease as Tenant or on behalf of Tenant represents and warrants that such person has the full power and authority to execute the Lease as Tenant or on behalf of Tenant and that upon such execution, Tenant shall be fully bound by each and every provision of this Lease.

LEASE EXHIBIT SUMMARY

Exhibit “A”	=	Center site plan with premises outlined in red
Exhibit “B”	=	Statement of Rent Commencement Date
Exhibit “C”	=	Statement of Landlord’s Work and Tenant’s Work
Exhibit “D”	=	Rental Adjustments
Exhibit “E”	=	Sign Specifications
Exhibit “F”	=	Special Stipulations
Exhibit “G”	=	Summary of Rent and Other Charges
Exhibit “H”	=	Lease Guaranty

EXHIBIT “C”

LANDLORD’S AND TENANT’S ARCHITECTURAL

AND CONSTRUCTION WORK

Landlord agrees to construct for tenant the area designated as leased premises on Exhibit “A” for the Colony Bank at Tifton Village, located in Tifton, GA. The responsibilities as between landlord and tenant shall be hereinafter set forth. Landlord’s work shall be done at landlord’s sole cost and expense in accordance with applicable building codes. Tenant’s work shall be done at tenant’s sole cost and expense and be completed within thirty (30) days after completion of landlord’s work.

SECTION I - ARCHITECTURAL

1.	Landlord will furnish to tenant a drawing of the premises showing thereon the location of all columns, and all doors opening to service area.

2.	Tenant will, within 30 days from receipt of said drawing, complete its final design of the premises and submit for landlord’s approval of same.

3.	Landlord shall bear the cost of architectural and engineering work necessary to accomplish work set forth in section iii of this Exhibit “C”.

4.	Tenant shall bear the cost of architectural and engineering work necessary to accomplish work set forth in Section IV of this Exhibit “C”.

SECTION II - GENERAL DESIGN CRITERIA

1.	Landlord will specify a standard type sign treatment of the existing sign facia located 10’-0 above the window and/or door line of the store front.

2.	No store front or any part thereof shall project beyond the exterior perimeter of the premises, with the exception of signs approved by the landlord.

3.	Maximum ceiling height from the top of the concrete floor slab to the finished ceiling shall be ten (10) feet.

4.	Signs on the premises shall be in accordance with Landlord’s “sign standards,” which shall contain, among other things, the following:

(a)	location of signs

(b)	size of signs

(c)	a prohibition against all box-type, open-face, non-lighted, incandescent, moving or blinking signs.

(d)	shop drawings of all signs to be used must be submitted to the landlord fob approval or revision before fabrication

(e)	all signs shall bear a UL label

SECTION III - LANDLORD’S WORK

Landlord will incorporate in the construction of the premises at landlord’s cost and expense the following items:

1.	Building shell: building shell shall include and be limited to:

(a)	complete roofing system

(b)	complete structural roof system construction: columns, beams, rafters (exposed construction)

(c)	rear wall and rear door with frame, if required by code or option of landlord.

2.	Concrete floor slab: floor of the premises to be steel trowelled finish concrete slab or existing finish.

3.	Demised wall partitions: demising wall partitions shall be metal studs covered with dry wall, finished with gypsum wallboard. Wall to be 1 hour rated and extend to underside of roof deck.

4.	Store front, including glazing: store front shall be as existing

5.	Plumbing: water and sewer service to premises (excluding water meter).

6.	Electrical: 200 amp maib service to the rear of the Premises.

SECTION IV - TENANT’S WORK

Any work beyond or in addition to that set forth in section iii of this Exhibit “C” shall be considered as tenant’s work and cost and expense of same shall be paid for by the tenant.

All tenant’s work shall conform to all applicable governing codes and landlord’s outline plans and specifications.

Tenant will furnish four complete sets of store plans with specifications to the landlord for landlord’s approval.

Tenant will furnish four complete sets of signage to landlord. The scale of the signage plans to be 1 inch = 1 foot.

Tenant will pay for any utility charges associated with the premises during and after construction of the premises.

Tenant will require any contractor or subcontractor to remove and dispose of, at least once a week, all debris and rubbish caused by the tenant’s work and upon completion to remove all temporary tenant structures, debris and rubbish of whatever kind remaining on any part of the Center.

EXHIBIT “D”

RENTAL ADJUSTMENT

Effective upon the commencement of the First Lease Year and upon the commencement of each and every Lease Year thereafter the Minimum Guaranteed Rental shall be increased, but not decreased, over the initial Minimum Guaranteed Rental stated above and such increased Minimum Guaranteed Rental shall be due and payable in twelve (12) equal monthly installments during that following Lease Year commencing on the first day of the Lease Year. The Minimum Guaranteed Rental shall be increased to be the sums set forth below

1.	During the FIRST Lease Year Minimum Guaranteed Rental shall be $42,000.00 per annum and payable $3,500.00 per month.

2.	During the SECOND Lease Year Minimum Guaranteed Rental shall be $42,840.00 per annum and payable $3,570.00 per month.

3.	During the THIRD Lease Year Minimum Guaranteed Rental shall be $43,680.00 per annum and payable $3,640.00 per month.

4.	During the FOURTH Lease Year Minimum Guaranteed Rental shall be $44,520.00 per annum and payable $3,710.00 per month.

5.	During the FIFTH Lease Year Minimum Guaranteed Rental shall be $45,360.00 per annum and payable $3,780.00 per month.

6.	During the SIXTH Lease Year Minimum Guaranteed Rental shall be $46,200.00 per annum and payable $3,850.00 per month.

7.	During the SEVENTH Lease Year Minimum Guaranteed Rental shall be $47,040.00 per annum and payable $3,920.00 per month.

8.	During the EIGHTH Lease Year Minimum Guaranteed Rental shall be $47,880.00 per annum and payable $3,990.00 per month.

9.	During the NINTH Lease Year Minimum Guaranteed Rental shall be $48,720.00 per annum and payable $4,060.00 per month.

10.	During the TENTH Lease Year Minimum Guaranteed Rental shall be $49,560.00 per annum and payable $4,130.00 per month.

RENEWAL OPTION:

Tenant shall have the right to renew this Lease for Two (2) additional term of Five (5) years each; such renewal term to commence immediately upon the expiration of the preceding term hereof and to be upon the same terms, covenants and conditions of this Lease effective during such preceding term, except that Minimum Guaranteed Rent shall be computed as hereinbelow provided. Such renewal term shall be exercised by Tenant giving Landlord notice in writing of its election to renew at lease 120 days prior to the expiration the preceding lease term.

During such renewal term, Tenant agrees to pay to Landlord, a Minimum Guaranteed Rental amount to be calculated annually with Three (3)% increases each year of the Renewal teen.

Tenant may not exercise the aforementioned renewal option if:

1.	Tenant is not occupying and doing business from the Premises at the time the option is exercised;

2.	Tenant is in default under this Lease;

3.	Tenant has not maintained a history of payments within the applicable grace period, if any, provided under this Lease;

4.	Tenant has not continually occupied and operated from the Premises.

EXHIBIT “E”

TENANT SIGN CRITERIA

GENERAL CRITERIA:

The purpose of these criteria is to allow flexibility of tenant signage within guidelines which are part of the overall design concept of the center.

Each tenant is allowed one (1) primary sign unit. All sign units must be submitted for approval to the landlord prior to fabrication and installation. The cost of fabrication and installation is the responsibility of each individual Tenant. Sign construction is to be completed in compliance with the instructions, limitations and criteria contained herein.

SPECIFICATIONS:

Type of sign is to be individual lighted letters on a raceway.

Choice of type style and use of logo are optional with the approval of Landlord. Fabrication is to be as follows:

(a)	Letters to be fabricated aluminum channel with a minimum of .063 aluminum returns and backs.

(b)	Letter face to be 1/8” acrylic sheet with 1” Jewelite trim cap.

(c)	Raceway to be 8” tall, 6” deep fabricated aluminum with angle iron frame. (Minimum of .040 aluminum skin over frame)

(d)	All light source is to be internal and concealed—13mm neon tubing, 6500 voltarc white.

(e)	All wiring and transformers to be concealed in raceway and comply with the appropriate local ordinances.

Maximum letter height to be 20”. This may consist of:

One line of copy at 20” or

Two lines of copy at 9” with 2” space between lines.

Maximum width of sign to be equal to 80% of width of storefront.

Colors:

Letter return and raceway to be same color as shopping center fascade.

Face color and color of Jewelite trim are optional with approval of Landlord.

No two adjacent tenants will be allowed the same face color.

(This will be determined on a first come basis.)

Installation:

All signs are to have concealed attachment devices and clips.

Raceway to be flush mounted on sign band with no exposed fasteners.

(See sketch and detail attached.)

Sign manufacturer will supply electrical lead from sign through signband approximately 3’ in length.

Sign manufacturer is not responsible for final electrical hookup.

EXHIBIT “F”

SPECIAL STIPULATIONS

1.	For a period of two years after the turnover of Premises to Tenant, Landlord will not lease or sell the parcel land (described on attached plan, Exhibit “F-1”) to a user that operates a federally or state chartered bank.

2.	Should Landlord not receive its final building permit on or before 12/31/04, then Landlord or Tenant may terminate this Lease.

EXHIBIT “G”

SUMMARY OF RENT AND OTHER CHARGES

AS OF: November 19, 2003

Rental payments and other sums due pursuant to the Lease from Tenant to Landlord shall be delivered to Landlord’s offices at:

Stafford Properties, Inc.

80 West Wieuca Road

Suite 302

Atlanta, Georgia 30342

or to other locations Landlord may from time to time designate. All checks should be made payable to the following:

Mobile Home Tracts, LLC

FOR INFORMATION ONLY, the following payments without limitations, are currently due each month from Tenant, and on or before the first (1st) day of each month commencing on

Minimum Guaranteed Rental:	$3,500.00

Common Area Maintenance:	$128.33

Insurance:	$46.67

Property Taxes:	$128.33

TOTAL OF MONTHLY CHARGES:	$3,803.33